Exhibit 10.1

July 19, 2011

Pearson Justice Dental
3285 Blazer Parkway, Suite 200
Lexington, KY 40509

Re: Product Purchase Agreement

RPM Dental, Inc. (seller) and Pearson Justice Dental (buyer) agree that the buyer shall purchase and the seller shall sell the following property based on the terms and conditions mentioned herein.

Description of item: Dental supplies

Purchase price: Minimum purchases of $15,000/month and $180,000 cumulative from August 1, 2011 to July 31st, 2012.

Terms of payment: Payment due within 30 days of receipt of goods.

Terms of Agreement: Contract shall be in force until July 31st, 2012.

This agreement shall be governed by the laws of Kentucky.

In witness whereof, the parties agree to execute this agreement

Buyer Signature:          /Cheryl Pearson/                Date:    July 20, 2011

Buyer Name:           Cheryl Pearson

Seller Signature:             /Josh Morita/                    Date:    July 20, 2011

Seller Name:            Josh Morita